UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2025
Brighthouse Financial, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37905	81-3846992
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11225 North Community House Road,	Charlotte,	North Carolina	28277
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (980) 365-7100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BHF	The Nasdaq Stock Market LLC
Depositary Shares, each representing a 1/1,000th interest in a share of 6.600% Non-Cumulative Preferred Stock, Series A	BHFAP	The Nasdaq Stock Market LLC
Depositary Shares, each representing a 1/1,000th interest in a share of 6.750% Non-Cumulative Preferred Stock, Series B	BHFAO	The Nasdaq Stock Market LLC
Depositary Shares, each representing a 1/1,000th interest in a share of 5.375% Non-Cumulative Preferred Stock, Series C	BHFAN	The Nasdaq Stock Market LLC
Depositary Shares, each representing a 1/1,000th interest in a share of 4.625% Non-Cumulative Preferred Stock, Series D	BHFAM	The Nasdaq Stock Market LLC
6.250% Junior Subordinated Debentures due 2058	BHFAL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 6, 2025, Brighthouse Financial, Inc. (the “Company”), a Delaware corporation, Aquarian Holdings VI L.P., a Delaware limited partnership (“Parent”), Aquarian Beacon Merger Sub Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Parent (“Merger Sub”), and Aquarian Holdings LLC, a Delaware limited liability company (“Aquarian Holdings”), solely for the purpose of certain provisions, entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, at the closing of the transactions contemplated by the Merger Agreement (the “Closing”), Merger Sub will merge with and into the Company, with the Company surviving as an indirect wholly-owned subsidiary of Parent (the “Merger”).

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock of the Company, par value $0.01 per share (the “Common Stock”), issued and outstanding immediately prior to the Effective Time will be converted into the right to receive $70.00 per share, net in cash, without interest and less any amounts that are required to be deducted or withheld under applicable law (the “Merger Consideration”). Shares of Common Stock owned by Parent, Merger Sub, the Company or any of their respective direct or indirect wholly-owned subsidiaries will not be converted into the Merger Consideration, nor will shares of Common Stock held by stockholders who have properly demanded and not withdrawn their appraisal rights under Delaware law.

At the Effective Time, each stock option (“Company Stock Option”), restricted stock unit award (“Company RSU Award”) granted prior to November 6, 2025, and performance stock unit award (“Company PSU Award”), in each case, that is outstanding immediately prior to the Effective Time, will be deemed to be fully vested (to the extent not previously vested) and non-forfeitable. Each such Company Stock Option will be canceled at the Effective Time and converted into the right to receive a cash payment, without interest, equal to the excess of (x) the Merger Consideration over (y) the per share exercise price of such Company Stock Option. Each such Company RSU Award (granted prior to November 6, 2025) and Company PSU Award will be canceled at the Effective Time and converted into the right to receive a cash payment, without interest, equal to the product of (x) the Merger Consideration, multiplied by (y) the number of shares of Common Stock subject to such award. The number of shares of Common Stock subject to each Company PSU Award will be determined assuming achievement of the performance vesting conditions applicable to such award at the target level; provided that, if the performance period applicable to any Company PSU Award ended prior to the Effective Time, such determination will be based on the actual level of achievement of the applicable performance vesting conditions. At the Effective Time, each Company RSU Award granted on or after November 6, 2025 will be cancelled and converted into a contingent right to receive a cash payment, without interest (a “Cash Award”), equal to the product of (x) the Merger Consideration, multiplied by (y) the number of shares of Common Stock subject to such award. Each such Cash Award will vest in one-third installments on each of the first through third anniversaries of the applicable grant date (generally subject to continued employment through the applicable vesting date), and will otherwise be subject to the same vesting terms and payment schedule that would have been applicable to Company RSU Awards immediately prior to the Effective Time (including continued vesting following a termination without cause or constructive termination).

The Board of Directors of the Company (the “Board”) has unanimously (a) determined that the Merger Agreement and the transactions contemplated thereby (including the Merger) are fair to and in the best interests of the Company and its stockholders, (b) approved and declared advisable the Merger Agreement and the transactions contemplated thereby (including the Merger), (c) approved the execution, delivery and performance by the Company of the Merger Agreement and, subject to the approval of the holders of Common Stock, the consummation of the transactions contemplated thereby (including the Merger), (d) directed that the adoption of the Merger Agreement be submitted to a vote at a meeting of the holders of issued and outstanding shares of Common Stock and (e) resolved to recommend the adoption of the Merger Agreement by the holders of Common Stock entitled to vote thereon.

The consummation of the Merger is subject to the satisfaction or waiver of customary closing conditions, including, among others, (i) the adoption of the Merger Agreement by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote thereon at a meeting of the Company’s stockholders (the “Company Stockholder Approval”), (ii) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and the receipt of other required regulatory approvals from insurance regulators in Delaware, New York and Massachusetts (including, in the case of Delaware and Massachusetts, approvals of investment management agreements to be entered into between an affiliate of Aquarian Holdings and the Company’s Delaware and Massachusetts insurance subsidiaries upon the closing), (iii) receipt of approval from Financial Industry Regulatory Authority, Inc. (“FINRA”) of a change of control of Brighthouse Securities, LLC under FINRA Rule 1017, (iv) the absence of any judgment, order, injunction or other order, decree or ruling restraining, enjoining or otherwise preventing the consummation of the Merger or any law that prohibits or makes illegal the consummation of the Merger, (v) the performance in all material respects by each party of its obligations, covenants and agreements under the Merger Agreement and (vi) the accuracy of the representations and warranties of each party (subject to certain materiality qualifiers). Parent’s and Merger Sub’s obligations are also conditioned upon the absence of a Company Material Adverse Effect (as defined in the Merger Agreement) and the absence of a Burdensome Condition (as defined in the Merger Agreement).

The Merger Agreement also contains customary representations, warranties and covenants by each of Parent, Merger Sub and the Company, including, among others, covenants by the Company to use its reasonable best efforts to conduct its business in the ordinary course consistent with past practice and to refrain from taking certain actions prior to the Effective Time, in each case except with Parent’s consent. The Company has also agreed not to declare, set aside or pay any dividends on the Common Stock during the period from the date of the Merger Agreement through the earlier of the closing of the Merger and the termination of the Merger Agreement.

The Merger Agreement permits the Company to declare and pay periodic cash dividends on its preferred stock not in excess of $412.50 per share on the 6.600% Non-Cumulative Preferred Stock, Series A (the “Series A Preferred Stock”), $421.875 per share on the 6.750% Non-Cumulative Preferred Stock, Series B (the “Series B Preferred Stock”), $335.9375 per share on the 5.375% Non-Cumulative Preferred Stock, Series C (the “Series C Preferred Stock”); and $289.0625 per share on the 4.625% Non-Cumulative Preferred Stock, Series D (the “Series D Preferred Stock” and together with the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock, the “Preferred Stock”), in each case, per quarter during the interim period between the date of the Merger Agreement and the Effective Time. The Merger Agreement provides that the Preferred Stock, each series of which underlies depositary shares each representing a 1/1,000th interest in such series of Preferred Stock, will remain outstanding immediately following the Effective Time, and immediately following the Effective Time will remain entitled to the same dividends and all other preferences, privileges and other special rights, and qualifications, limitations and restrictions set forth in the certificates of designations applicable to each series of Preferred Stock. The Company’s 6.250% Junior Subordinated Debentures due 2058, 3.700% Senior Notes due 2027, 5.625% Senior Notes due 2030, 4.700% Senior Notes due 2047 and 3.850% Senior Notes due 2051 will all continue to remain outstanding as obligations of the Company immediately following the Effective Time.

Parent has received an equity commitment letter from Aquarian Capital LLC, and Aquarian Holdings has received a debt commitment letter from certain lenders party thereto, the proceeds of which will be contributed indirectly to Parent prior to the Effective Time. The aggregate proceeds of the committed financing will provide Parent with the funds needed to consummate the Merger. The receipt of financing by Parent is not a condition precedent to the completion of the Merger.

The Company has agreed not to solicit any Company Acquisition Proposal (as defined in the Merger Agreement) from third parties or to engage in discussions with any third party regarding a Company Acquisition Proposal. Prior to the receipt of the Company Stockholder Approval, the Board may change its recommendation that holders of the Common Stock vote to approve the Merger Agreement following certain intervening events or receipt of a Superior Proposal (as defined in the Merger Agreement), or terminate the Merger Agreement in order to enter into an agreement providing for a Superior Proposal, subject to the Company paying a termination fee, as described below, if, after consulting with the Company’s outside legal counsel, it determines in good faith that failure to do so would be inconsistent with the Board’s fiduciary duties under Delaware law.

If the Merger has not closed by September 6, 2026 (the “Outside Date”), the Company or Parent may terminate the Merger Agreement; provided that, if the Closing has not occurred because (i) the applicable waiting period under the HSR Act relating to the Merger has not expired or been terminated or certain governmental approvals or prior written non-disapprovals have not been obtained, and (ii) all other conditions to closing have been satisfied (other than those conditions that by their terms are to be satisfied at the Closing, each of which is capable of being satisfied at the Closing) or waived, the Outside Date will be extended to December 6, 2026.

The Merger Agreement contains certain additional termination rights for Parent and the Company and further provides that, upon termination of the Merger Agreement under specified circumstances, the Company will be required to pay to Parent a termination fee of approximately $143.5 million. Those circumstances are termination of the Merger Agreement by Parent in the event of (i) the Board changing its recommendation in favor of approving the Merger Agreement or approving or recommending a Company Acquisition Proposal, (ii) a willful breach by the Company of its no solicitation obligations as well as its proxy statement preparation and filing obligations, (iii) the Company entering into a definitive agreement with respect to a Superior Proposal, or (iv) in certain circumstances, the Company consummating a Company Acquisition Proposal that was publicly announced and not withdrawn prior to termination of the Merger Agreement within 12 months after such termination. In addition, the Merger Agreement provides that, upon termination of the Merger Agreement under specified circumstances, Parent will be required to pay or cause to be paid to the Company a termination fee of approximately $225.5 million. Those circumstances are termination of the Merger Agreement by the Company in the event that Parent fails to consummate the Closing within five business days after the date it would otherwise have been required to do so.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete, and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Merger Agreement and the foregoing description have been included to provide investors and stockholders with information regarding its terms. It is not intended to provide any other factual information about Parent, Merger Sub, Aquarian Holdings or the Company. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the dates specified therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Parent, Merger Sub, Aquarian Holdings or the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures.

Item 2.02. Results of Operations and Financial Condition.

In light of the announced Merger, on November 6, 2025, the Company announced that it will not be hosting its conference call and audio webcast to discuss its financial results for the third quarter ended September 30, 2025, which was previously scheduled for 8:00 a.m. Eastern Time on Friday, November 7, 2025. On November 6, 2025, the Company issued a news release announcing certain preliminary results for the quarter ended September 30, 2025, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Company still expects to issue its third quarter 2025 earnings release and financial supplement on Thursday, November 6, 2025, after market.

The information furnished pursuant to this Item 2.02 and Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

Item 7.01. Regulation FD Disclosure.

On November 6, 2025, the Company and Aquarian Capital LLC issued a joint news release announcing the execution of the Merger Agreement. A copy of the joint news release is filed herewith as Exhibit 99.2 and is incorporated herein by reference.

The information furnished pursuant to this Item 7.01 and Exhibit 99.2, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act.

Forward-Looking Statements

This Form 8-K contains various forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, which are subject to the “safe harbor” created by those sections. Words such as “estimate,” “expect,” “project,” “may,” “will,” “could,” “intend,” “goal,” “target,” “guidance,” “forecast,” “preliminary,” “objective,” “continue,” “aim,” “plan,” “believe” and similar expressions or the negative of those expressions or verbs, identify forward-looking statements. Readers are cautioned that these statements are not guarantees of future performance. Forward-looking statements are not historical facts but instead represent only the Company’s beliefs regarding future events, which may by their nature be inherently uncertain, and some of which may be outside the Company’s control.

Such forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Factors include, among others, the Company’s ability to complete the Merger on the timeframe or in the manner currently anticipated or at all, including due to a failure to obtain the regulatory approvals required for the closing of the Merger or the occurrence of any event, change or other circumstance that could give rise to the right of one or both of the parties to terminate the Merger Agreement; the effect of the pendency of the Merger on the Company’s ongoing business and operations, including disruption to the Company’s business relationships, the diversion of management’s attention from ongoing business operations and opportunities, or the outcome of any legal proceedings that may be instituted against Parent or the Company following announcement of the Merger; restrictions on the conduct of the Company’s business prior to the closing of the Merger and on the Company’s ability to pursue alternatives to the Merger; the possibility that the Merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events; other factors that may affect future results of the Company; and management’s response to any of the aforementioned factors.

Furthermore, such forward-looking statements speak only as of the date of this Form 8-K. Except as required by law, the parties undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. Risks or uncertainties (i) that are not currently known to the parties, (ii) that the parties currently deem to be immaterial or (iii) that could apply to any company could also materially adversely affect the future results of the Company. Additional information concerning certain factors is contained in the Company’s filings with the U.S. Securities and Exchange Commission (“SEC”), including but not limited to its most recent Annual Report on Form 10-K, as well as subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

The information contained on or connected to any websites referenced in this Form 8-K is not incorporated by reference into this Form 8-K.

Where to Find Additional Information

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This communication may be deemed to be solicitation material in respect of the proposed transaction. In connection with the proposed transaction, the Company will file a proxy statement with the SEC. When completed, a definitive proxy statement and a form of proxy will be mailed to the common stockholders of the Company. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of the proxy statement (when available) and other documents filed by the Company with the SEC at http://www.sec.gov. Free copies of the proxy statement, once available, and the Company’s other filings with the SEC may also be obtained from the Company. Copies of documents filed with the SEC by the Company will be made available free of charge on the Company’s investor relations website at https://investor.brighthousefinancial.com/.

Participants in Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about the directors and executive officers of the Company is set forth in its definitive proxy statement which was filed with the SEC on April 29, 2025, under the captions “Proxy Summary—Our Board of Directors: Composition and Qualifications,” “Proxy Summary—Executive Compensation Program Overview,” “Compensation Discussion and Analysis” and “Certain Relationships and Related Person Transactions—Security Ownership of Certain Beneficial Owners and Management.” Investors may obtain additional information regarding the interests of such participants by reading the proxy statement and other relevant materials regarding the proposed transaction when they become available.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
2.1*^
Agreement and Plan of Merger, dated as of November 6, 2025, by and among Brighthouse Financial, Inc., Aquarian Holdings VI L.P., Aquarian Beacon Merger Sub Inc. and Aquarian Holdings LLC (solely for the purpose of certain provisions).

99.1**	News release of Brighthouse Financial, Inc., dated November 6, 2025.
99.2**	Joint news release of Brighthouse Financial, Inc. and Aquarian Capital LLC, dated November 6, 2025.
104*	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*    Filed herewith.
^    Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedules or exhibits so furnished.
**    Furnished herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIGHTHOUSE FINANCIAL, INC.

By:	/s/ Jacob M. Jenkelowitz
	Name:	Jacob M. Jenkelowitz
	Title:	Corporate Secretary

Date: November 6, 2025